Exhibit 99.1

Kaival Brands Innovations Group, Inc.

Kaival Brands (OTCQB: KAVL) Announces Appointment of Three
New Directors to the Board Ahead of Planned Nasdaq Uplisting
Paul Reuter, Carolyn Hanigan, and Roger Brooks Join Board

GRANT, FL, March 18, 2021 (PR Newswire) – Kaival Brands Innovations Group, Inc. (OTCQB: KAVL) (“Kaival Brands,” the “Company,” or “we”), the exclusive global distributor of all products manufactured by Bidi Vapor, LLC (“Bidi Vapor”), which are intended exclusively for adults 21 and over, today announced that its Board of Directors (the “Board”) has appointed Paul Reuter, of Kreative Collaborations, LLC and formerly of MidWest Retail Group LLC, Carolyn Hanigan, former President of Reynolds American Innovation Company, and Roger Brooks, Chairman, Treasurer, and Co-founder of Abierto Networks LLC, to its Board. With the addition of Mr. Reuter, Ms. Hanigan, and Mr. Brooks, all of whom will be independent under applicable Nasdaq rules, the Company’s Board will have five directors. As previously announced, the Company has applied for listing on the Nasdaq Capital Market, and in addition to gaining the valuable experience and judgment that the new members will bring to the Board, the appointments of Mr. Reuter, Ms. Hanigan and Mr. Brooks are intended to ensure the Company is in compliance with certain Nasdaq corporate governance rules ahead of its planned Nasdaq uplisting.

“We are very pleased that Paul, Carolyn, and Roger have agreed to join us as new members of the Board,” said Niraj Patel, Chief Executive Officer of Kaival Brands. “Coming off a remarkable year that demonstrated the strength of our team and products, these three individuals are joining the Company at an exciting time. We look forward to benefiting from their diverse backgrounds and respective expertise. Their value will prove indispensable as we work towards our near-term goal of becoming a Nasdaq-listed company.”

About Our Newly Appointed Directors

Mr. Paul Reuter

Mr. Reuter brings nearly five decades of industry experience in small box retail as a journalist, editorial director, entrepreneur, and speaker. He has launched two successful businesses, including MidWest Retail Group LLC, which was the largest U.S. 7-Eleven franchise group, where he served as Chairman and founding partner from April 2013 through June 2019. He is also the founder of Kreative Collaborations, LLC, an industry consultancy. Prior to his current endeavours, Mr. Reuter purchased CSP Information Group Inc. (“CSP Information Group”) in 1991 and served as the Chief Executive Officer until July 2012. In July 2012, CSP Information Group was sold to CSP Business Media, now Winsight LLC based in Chicago, Illinois. Under his leadership, CSP became the industry leader in market share and a well-respected industry journalism entity. Mr. Reuter also serves as a director of Abierto Networks LLC (“Abierto Networks”), a digital media and engagement technology company focused on the convenience store, retail, and other similar consumer market segments.

Ms. Carolyn Hanigan

Prior to her retirement, Ms. Hanigan was the President of Reynolds American Innovation Company, an operating company of Reynolds American, Inc. (“RAI”), between January 2016 and June 2018. Ms. Hanigan led the global vapor collaboration with British American Tobacco (“BAT”) up until RAI was acquired by BAT in 2017. Ms. Hanigan was the architect of RAI’s U.S. reduced risk products strategic direction to further the vision of transforming tobacco. Under her leadership, RAI prepared both the U.S. commercial execution and regulatory applications for the Glo tobacco heating products, the Velo nicotine pouches, and the Alto, Ciro, Vibe and Solo nicotine vaporizers. Prior to her time at Reynolds America, Inc., she was Vice President of Consumer Marketing at Swander Pace Capital, one of the leading consumer products private equity firms. While at Swander Pace Capital, she provided consumer-led insights needed to make investments, accelerate portfolio company growth, and generate superior returns on exit. She worked with the portfolio executive teams at Merrick Pet Care, Kicking Horse Coffee, Wholesome Pet Care, Oregon Ice Cream, glo Professional, Gilchrist and Soames, and Voortman’s Cookies. From July 2008 until October 2010, she served as the Chief Marketing Officer of The Nutro Company, the operating company of Mars Pet Care, Inc. Ms. Hanigan spent almost a combined 10 years in marketing at Nestle S.A. and sales and marketing at The Clorox Company. She holds a Bachelor’s degree in business from Boston College and a Master of Business Administration degree from St Mary’s College.

Mr. Roger Brooks

Mr. Brooks is currently the Chairman, Treasurer, and Co-founder of Abierto Networks, positions he has held since 2005. Prior to his roles at Abierto Networks, from 1998 to 2008, Mr. Brooks was the lead independent director and member of the compensation and audit committees for Moldflow Corporation, a Nasdaq-listed software company that was sold to Autodesk, Inc. in 2008. From 2017 to 2019, Mr. Brooks served as an independent director of Lytron, Incorporated, a closely held international industrial solutions company. From 1998 to 2002, Mr. Brooks served as President, Chief Executive Officer, and member of the board for Intelligent Controls, Inc., a publicly traded software and instrumentation company, which was sold to Franklin Electric Co. Inc. Mr. Brooks was President, Chief Executive Officer, and a board member of Dynisco, Inc. from 1987 to 1996 where he grew the company from $10 million of sales to an international company with over $100 million of sales. Roger holds a Bachelor of Arts degree from the University of Connecticut and a Master of Business Administration degree from New York University, Stern Graduate Business School. He is also a graduate of the Stanford University Executive Management Program.

“These three appointees share our core values: family and integrity. Each person has displayed these core values as good actors throughout their careers within their respective fields, and we look forward to having them join our Board,” adds Eric Mosser, Chief Operating Officer of Kaival Brands.

Mr. Patel, the Company’s President, Chief Executive Officer, and Chief Financial Officer, owns and controls Bidi Vapor. As a result, Bidi Vapor and the Company are considered under common control and Bidi Vapor is considered a related party.

About Bidi Vapor

Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible marketing, supporting age-verification standards and sustainability through its Bidi® Cares recycling program. The company’s premiere device, the Bidi® Stick, is a premium product made with medical-grade components, a UL-certified battery and technology designed to deliver a consistent vaping experience. Bidi Vapor is also adamant about strict compliance with all federal, state, and local guidelines and regulations. At BIDI® Vapor, innovation is key to its mission, with the BIDI® Stick promoting environmental sustainability while providing a unique vaping experience to adult smokers. Contributing to a smoke-free world for future generations is in BIDI® Vapor’s DNA.

For more information, visit www.bidivapor.com.

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About Kaival Brands

Based in Grant, Florida, Kaival Brands is a company focused on growing and incubating innovative and profitable products into mature and dominant brands in their respective markets. Our vision is to develop internally, acquire, own, or exclusively distribute these innovative products and grow each into dominant market-share brands with superior quality and recognizable innovation. Kaival Brands is the exclusive global distributor of all products manufactured by Bidi Vapor.

Learn more about Kaival Brands Innovations Group, Inc., at www.kaivalbrands.com

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Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to, the approval of our application for listing on the Nasdaq Capital Market; the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute; the actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that we could take to reduce operating costs; our inability to generate and sustain profitable sales growth; circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives; changes in government regulation or laws that affect our business; and those factors detailed by us in our public filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

Investor & Public Relations:
Inflection Partners, LLC
New York | Philadelphia | New Orleans
www.inflectionpartnersllc.com
Office: (504) 381-4603
stephen@inflectionpartnersllc.com

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